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Exhibit 21.1



                                        Jurisdiction Under        Percentage
Name                                      Which Organized           owned

Asta Funding, Inc.                            Delaware
Asta Funding Acquisition I, LLC               Delaware               100%
Asta Funding Acquisition II, LLC              Delaware               100%
Asta Funding Acquisition IV, LLC              Delaware               100%
Asta Commercial, LLC                          Delaware               100%
Asta Funding.com, LLC                         Delaware               100%
Palisades Acquisition I, LLC                  Delaware               100%
Palisades Acquisition II, LLC                 Delaware               100%
Palisades Acquisition IV, LLC                 Delaware               100%
Computer Finance, LLC                         Delaware               100%
Palisades Collection, LLC                     Delaware               100%
Palisades Acquisition V, LLC                  Delaware               100%
Palisades Acquisition VI, LLC                 Delaware               100%
Palisades Acquisition VII, LLC                Delaware               100%
Palisades Acquisition VIII, LLC               Delaware               100%
Option Card, LLC                              Colorado               100%
Palisades Acquisition IX, LLC                 Delaware               100%
VATIV Recovery LLC                            Texas                  100%
Palisades Acquisition X, LLC                  Delaware               100%
EMCC PAL Auto LLC                             Delaware               50%
Cliffs Portfolio Acquisition I, LLC           Delaware               100%
Sylvan Acquisition I. LLC                     Delaware               100%